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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of On Command Corporation of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of On Command Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


San Jose, California


May 12, 2000